CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (File No. 33-37214) ("Registration Statement") of our report dated August 9, 2004, relating to the financial statements and financial highlights appearing in the June 30, 2004, Annual Report of Putnam International Equity Fund (formerly known as Putnam International Growth
Fund). We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 27, 2004